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                                                                    EXHIBIT 5.01
                                                                    ------------

                               October 15, 1997



TSI International Software Ltd.
45 Danbury Road
Wilton, CT 06897

Gentlemen/Ladies:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about October 15, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,866,671 shares of your Common Stock (the "Stock") subject to issuance by you pursuant to the exercise of (a) options to purchase up to 1,333,914 shares of Stock granted or to be granted by you under your 1997 Equity Incentive Plan, as amended (the "Equity Incentive Plan"), (b) options to purchase up to 225,000 shares of Stock granted or to be granted by you under your 1997 Directors Stock Option Plan, as amended (the "Directors Plan"),
(c) options to purchase up to 1,277,757 shares of Common Stock granted under your 1993 Stock Option Plan, as amended (the "1993 Plan"), and (d) an option granted by you to purchase up to 30,000 shares of Stock (the "Non-Plan Option") which is outside of the 1993 Plan, the Equity Incentive Plan and Directors Plan. In rendering this opinion, we have examined the following:

          (1) the Registration Statement, together with the Exhibits filed as a part thereof;

          (2) the Prospectuses prepared in connection with the Registration Statement;

          (3) the Company's Registration Statement on Form 8-A filed with the Commission on June 6, 1997;

          (4) the minutes of meetings of the stockholders and Board of Directors relating to the Equity Incentive Plan, the Directors Plan, the 1993 Plan, the Non-Plan Option, and the Registration Statement that you have provided to us;

          (5) the stock records for both you and your predecessor, TSI International Ltd., a Connecticut corporation, that you have provided to us (consisting of a list of stockholders and a list of option holders and a list of warrant holders as of September 30, 1997 regarding your capital stock that was prepared by you);

          (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

          In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any
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TSI International Software Ltd.
October 15, 1997
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undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

          As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would lead us to believe that the opinion expressed herein is not accurate.

          Based upon the foregoing, it is our opinion that (a) the up to 1,333,914 shares of Stock to be issued and sold by your pursuant to the stock options granted or to be grated under the Equity Incentive Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the Equity Incentive Plan and accompanying stock options, (b) the up to 225,000 shares of Stock to be issued and sold by you pursuant to the stock options to be granted under the Directors Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the Directors Plan and accompanying stock options, (c) the up to 1,277,757 shares of Stock to be issued and sold by you pursuant to the stock options granted under the 1993 Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1993 Plan and accompanying stock options and (d) the up to 30,000 shares of Stock to be issued and sold by you pursuant to the Non-Plan Option, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement and the Non-Plan option, will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

          This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                  Very truly yours,

                                  FENWICK & WEST LLP

                                  /s/ Fenwick & West LLP